UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 15, 2010

Date of Report (Date of earliest event reported)

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1– 10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134-1599

(Address of principal executive offices)

(408) 943-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On March 15, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Cypress Semiconductor Corporation (the “Company”) amended the Company’s Key Employee Bonus Plan (“KEBP”). The amendment includes the following significant changes:

•

The Company’s non-GAAP earnings per share (“EPS”) is no longer the sole financial performance used under KEBP. The revised plan allows the Committee to determine at its discretion, what financial performance metric will be required for payout in any performance period.

•	A minimum achievement of the financial performance metric set by the Committee is required before any payout is triggered under the Plan.

•

Upon achievement of the minimum financial performance metric, the actual payout is made in ranges, with each range representing the percentage by which the actual financial performance metric achieved exceeds the minimum financial performance metric.

•	KEBP participants will no longer be eligible to participate in the Company’s other variable cash bonus plans.

On March 15, 2010, the Committee also set the minimum financial performance metric required for 2010 KEBP. The minimum financial performance metric required for 2010 KEBP is the Company’s achievement of a specified percentage of non-GAAP profit before taxes for each performance period. The Committee also set the percentages by which the actual achieved financial performance metric must exceed the minimum financial performance metric to trigger the payout under 2010 KEBP at a payment range between 0% and 200% of the participant’s target payout.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Key Employee Bonus Plan as amended March 15, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: March 19, 2010	By:	/s/ BRAD W. BUSS
Brad W. Buss
Chief Financial Officer, Executive Vice President, Finance and Administration